UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Supplement No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

MYERS INDUSTRIES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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EXPLANATORY NOTE

On March 21, 2017, Myers Industries, Inc. (“Myers Industries” or the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to the Annual Meeting of Shareholders to be held on April 26, 2017. The Company is providing shareholders with the following amended information: (1) an updated Summary Compensation Table specifically identifying the bonus Mr. Banyard received in 2015 and (2) updated Equity Compensation Plan Information, to correct the number of securities available for future issuance as of December 31, 2016, which was provided in connection with the approval of the adoption of the Amended and Restated 2017 Incentive Stock Plan. The information set forth below modifies and replaces such information set forth in the Proxy Statement.

Shareholders who have already properly executed a proxy card or voted by telephone, by internet or by signing, dating and returning their proxy cards and who would like to change their vote may revoke their proxy before it is voted at the Annual Meeting of Shareholders by executing and delivering to the Corporate Secretary of the Company a later dated proxy reflecting contrary instructions; participating live in the Annual Meeting via webcast or in person and taking appropriate steps to vote in person; or giving written notice of such revocation to the Corporate Secretary of the Company, as described in the Proxy Statement.

The following disclosure amends and restates the “Summary Compensation Table” and the sentence immediately following such table set forth on pages 43-44 of the Proxy Statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
R. David Banyard(5)	2016	693,846	—	1,421,126	278,760	—	—	44,899	2,438,631
President & Chief	2015	39,231	500,000	2,000,024	—	—	—	1,038	2,540,293
Executive Officer	2014	—	—	—	—	—	—	—	—
Matteo Anversa(5)	2016	27,788	100,000	149,996	—	—	—		277,784
Executive Vice President,	2015	—	—	—	—	—	—	—	—
Chief Financial Officer and Corporate Secretary	2014	—	—	—	—	—	—	—	—
Kevin Brackman(5)	2016	234,231	—	27,888	26,565	—	—	86,126	374,810
Interim Chief Financial Officer	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—
Greggory W. Branning(5) (6)	2016	92,400	—	146,412	137,655	135,485	2,019	846,176	1,360,147
Former Senior Vice	2015	392,700	—	138,306	127,233	413,470	—	14,693	1,086,402
President & Chief	2014	367,500	—	150,696	138,450	189,850	—	11,564	858,060
Financial Officer

(1)	For Mr. Banyard, this amount represents the cash buy-out as part of Mr. Banyard’s sign-on package, which was intended to compensate Mr. Banyard for the relocation expenses incurred as a result of his move, and the anticipated annual cash bonus Mr. Banyard left behind at his old position. For Mr. Anversa, this amount represents relocation expenses and other expenses included in Mr. Anversa’s sign-on package.
(2)	Amounts shown do not reflect compensation actually received by the executive officers. Instead the amounts shown are reported at grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Compensation — Stock Compensation (referred to herein as “FASB ASC Topic 718”). The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 9 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC. The amounts set forth in this column include the grant date fair value of performance share awards granted to the NEOs. At maximum performance levels, the grant date fair value for the restricted performance shares grated to Mr. Banyard on March 2, 2016 is $2,131,108.
(3)	Information regarding the restricted stock and stock options granted to our NEOs during 2016 are set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 9 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

(4)	For 2016, the amounts set forth in this column represent (1) incentive bonuses that were earned during 2016 and paid early in 2017, and (2) long-term cash incentives that were earned based on average return on invested capital for the three-year period beginning in 2014 and ending in 2016, which were paid early in 2017.
(5)	The hire date for Mr. Banyard is December 7, 2015; the hire date for Mr. Anversa is December 1, 2016; the hire date for Mr. Brackman is March 23, 2015; and the hire date for Mr. Branning is September 1, 2012.
(6)	The date of termination for Mr. Branning is March 18, 2016.
(7)	The amounts set forth in this column include: (a) Company contributions under our 401(k) plan; (b) dividends from vested restricted stock; (c) relocation expenses; (d) physicals and auto allowances, which were discontinued for NEOs in 2016; and (e) severance payments. The amounts are listed in the following table:

	2016	2015	2014
Mr. Banyard
Contributions	10,600	—	—
Relocation	3,518	—	—
Automobile allowance	4,154	—	—
Dividends	26,627	1,038	—

	44,899	1,038	—
Mr. Anversa	—	—	—
Mr. Brackman
Contributions	5,678	—	—
Relocation	72,048	—	—
Automobile allowance	8,400	—	—

	86,126	—	—
Mr. Branning
Contributions	10,600	10,600	10,400
Severance	813,828	—	—
Dividends	21,748	4,093	1,164

	846,176	14,693	11,564

The other compensation for Messrs. Banyard and Brackman during fiscal 2016 included automobile and related expenses (which the Company discontinued for NEOs in 2016) and relocation reimbursements. These benefits are valued based on the incremental costs to the Company.

The following disclosure amends and restates the “Equity Compensation Plan Information” table and the sentence immediately following such table set forth on page 53 of the Proxy Statement.

Equity Compensation Plan Information

Plan Category(1)	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights(2)	(B) Weighted- Average Exercise Price of Outstanding Options, Warrants or Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders	1,515,240	14.50	688,050
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,515,240	14.50	688,050

(1)	All information is as of December 31, 2016.
(2)	The amounts set forth in Column A include awards pursuant to the Amended and Restated 2008 Stock Incentive Plan and the 1999 Incentive Stock Plan.

As of December 31, 2016, a total of 688,050 shares remained available for future issuance under the Company’s executive compensation plans. The Board of Directors recommends shareholder approval of the Amended and Restated Plan, which, if the amended plan is approved, will increase the number of shares available for awards by 1,126,950 shares, such that the total number of shares available for awards will increase from 688,050 to 1,815,000.